EXHIBIT 3.1
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENDOLOGIX, INC.,
a Delaware corporation
     ENDOLOGIX, INC., a Delaware corporation (the “Corporation”) organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:
     FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that Article IV, Section (A) of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:
“ARTICLE IV
     (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is eighty million (80,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is seventy-five million (75,000,000), par value $0.001 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been granted to the Preferred Stock or series thereof in Certificates of Designation or the corporation’s Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the

Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.”
     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Amended and Restated Certificate of Incorporation.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Endologix, Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this 20th day of July, 2009.

/s/ John McDermott
John McDermott,
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENDOLOGIX, INC.,
A DELAWARE CORPORATION
     ENDOLOGIX, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:
     FIRST: At a meeting of the Board of Directors of the Corporation resolutions were duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that Article IV, Section (A) of the Certificate of Incorporation is hereby amended and restated to read in full as follows:
“ARTICLE IV
     (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is sixty-five million (65,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is sixty million (60,000,000), par value $0.001 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been granted to the Preferred Stock or series thereof in Certificates of Designation or the corporation’s Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the

Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.”
     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of this amendment of the Certificate of Incorporation.
     THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

     IN WITNESS WHEREOF, Endologix, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this 23rd day of May, 2006.

/s/ Paul McCormick
Paul McCormick,
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENDOLOGIX, INC.,
A DELAWARE CORPORATION
     ENDOLOGIX, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:
     FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that Article IV, Section (A) of the Certificate of Incorporation is hereby amended to read in full as follows:
“ARTICLE IV
     (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is fifty-five million (55,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is fifty million (50,000,000), par value $0.001 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been granted to the Preferred Stock or series thereof in Certificates of Designation or the corporation’s Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.”
     SECOND: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature page follows]

     IN WITNESS WHEREOF, ENDOLOGIX, INC. has caused this Certificate of Amendment to be signed by its duly authorized Chief Financial Officer this 28th day of October, 2003.

/s/ David M. Richards
David M. Richards,
Chief Financial Officer

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RADIANCE MEDICAL SYSTEMS, INC.,
A DELAWARE CORPORATION
     RADIANCE MEDICAL SYSTEMS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:
     FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article I of the Certificate of Incorporation is hereby amended to read in full as follows:
“ARTICLE I
The name of the corporation is Endologix, Inc.”
     SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, RADIANCE MEDICAL SYSTEMS, INC. has caused this Certificate of Amendment to be signed by its duly authorized Chief Financial Officer this 31st day of May, 2002.

/s/ David M. Richards
David M. Richards,
Chief Financial Officer

RESTATED
CERTIFICATE OF INCORPORATION
OF
RADIANCE MEDICAL SYSTEMS, INC.
(PURSUANT TO SECTIONS 242 AND 245 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)
     Radiance Medical Systems, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
     DOES HEREBY CERTIFY:
     FIRST: That this corporation was originally incorporated on June 2, 1993, pursuant to the General Corporation Law, under the name of Endosonics Acquisition Corp.
     SECOND: That this Restated Certificate of Incorporation restates and integrates and does not further amend the Certificate of Incorporation of this corporation as theretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
     THIRD: That the Restated Certificate of Incorporation of this corporation, as restated, is as follows:
ARTICLE I
     The name of this corporation is Radiance Medical Systems, Inc.
ARTICLE II
     The address of the registered office of this corporation in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, Delaware, 19808 County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
ARTICLE III
     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
     (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is thirty-five million (35,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value

$0.001 per share. The number of shares of Common Stock authorized to be issued is thirty million (30,000,000), par value $0.001 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been granted to the Preferred Stock or series thereof in Certificates of Designation or the corporation’s Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     (B) Common Stock.
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.
     3. Redemption. The Common Stock is not redeemable.
     4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE V
     A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.
ARTICLE VI
     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted to this reservation.
ARTICLE VII
     The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.
ARTICLE VIII
     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders. The current Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The number of directors constituting each Class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. Class I directors shall hold office for an initial term expiring at the annual meeting of stockholders in 1999. Class II directors shall hold office for an initial term expiring at the annual meeting of stockholders in 2000, and Class III directors shall hold office for a term expiring at the annual meeting of stockholders in 2001. At each annual meeting of stockholders held thereafter, directors shall be elected for a three-year term to succeed the directors of the Class whose terms then expire.
ARTICLE IX
     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.
ARTICLE X
     Meetings of stockholders may be held within or without the State of Delaware, the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.”
     FOURTH: That the Restated Certificate of Incorporation was duly adopted by the board of directors without a vote of the stockholders in accordance with Section 245(b) of the General Corporation Law.
     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the Vice President, Finance and Administration, Chief Financial Officer as of March 12, 2001.

/s/ Stephen R. Kroll
Stephen R. Kroll
Vice President, Finance and Administration, Chief Financial Officer and Secretary

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